Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91516) of Packaging Dynamics Corporation of our reports dated March 2, 2006 related to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.
/s/PricewaterhouseCoopers LLP
March 2, 2006